Exhibit 10.8.3.1

FIRST AMENDMENT TO THE

LVB ACQUISITION, INC. LEVERAGED SHARE PURCHASE PROGRAM

(as set forth in Addendum 1 to the LVB Acquisition, Inc.

Management Equity Incentive Plan)

This First Amendment to the LVB Acquisition, Inc. Leveraged Share Purchase Program (“Program Amendment No. 1”) is adopted by the Compensation Committee of the Board of Directors of LVB Acquisition, Inc. (the “Compensation Committee”) effective as of October 5, 2009. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Addendum (as defined below) or, if used but not defined in the Addendum, in the Plan (as defined below).

WHEREAS, LVB Acquisition, Inc. (the “Company”) has established the LVB Acquisition, Inc. Management Equity Incentive Plan, effective as of November 16, 2007 (as amended through the date hereof, the “Plan”), and the Leveraged Share Purchase Program under the Plan (set forth in Addendum 1 thereto), effective as of March 18, 2008 (the “Addendum”);

WHEREAS, pursuant to Sections 3 and 4.12 of the Plan and Section C of the Addendum, the Compensation Committee has the power and authority to amend the Plan and the Addendum; and

WHEREAS, the Compensation Committee has determined that it is in the Company’s and its shareholders’ best interests to amend the Addendum as set forth below.

NOW THEREFORE, the Compensation Committee hereby amends the Addendum as follows:

(1)	Clause (b) of the definition of “Hurdle Award” in Section (B)(9) of the Addendum is hereby deleted and replaced with the following: “which shall Vest with respect to one-fifth (1/5) of the Leveraged Shares purchased pursuant to such Award on each of the first through fifth anniversaries of the Grant Date, or in such other portions and/or according to such other schedule as may be provided in the applicable Award Grant Agreement, subject to the Participant’s continued Employment through each applicable Vesting Date.”

(2)	The following phrase is hereby inserted into the definition of “Hurdle Award Interest Rate” in Section (B)(10) of the Addendum immediately following the words “with respect to an Associated Loan granted in connection with a Leveraged Share purchased pursuant to a Hurdle Award,”: “except as may be otherwise provided in the applicable Award Grant Agreement,”.

(3)	The following phrase is hereby inserted into the definition of “Performance Based Award” in Section (B)(15) of the Addendum immediately following the words “provided that”: “, except as may be otherwise provided in the applicable Award Grant Agreement,”.

(4)	The following phrase is hereby inserted into the definition of “Vesting Date” in Section (B)(28) of the Addendum immediately following the words “this Addendum”: “and the applicable Award Grant Agreement”.